                                                                       Exhibit 5

                               Altheimer & Gray
                             10 South Wacker Drive
                            Chicago, Illinois 60606

                                 June 11, 2001


Danka Business Systems PLC
11201 Danka Circle North
St. Petersburg, FL  33716


Re:      Danka Business Systems PLC
         Zero Coupon Senior Subordinated Notes due April 1, 2004 and 10% Subordinated Notes due April 1, 2008

Ladies and Gentlemen:

1. This opinion is given in connection with the registration by Danka Business Systems PLC (the "Company") under the United States Securities Act of 1933, as amended (the "Securities Act"), of up to $160,000,000 in principal amount of new zero coupon senior subordinated notes due April 1, 2004 (the "New Senior Subordinated Notes") and up to $200,000,000 in principal amount of new 10% subordinated notes due April 1, 2008 (the "New 10% Notes") to be issued by the Company in connection with an offer by the Company (the "Exchange Offer") to exchange the New Senior Subordinated Notes and the New 10% Notes for up to $200,000,000 in principal amount of the Company's 6.75% convertible subordinated notes due April 1, 2002 (the "Old Notes"). The New Senior Subordinated Notes are to be unconditionally guaranteed (the "Guarantee") as to payment of principal and interest on a senior subordinated basis by Danka Holding Company and Danka Office Imaging Company (the "Guarantors"). The New Senior Subordinated Notes and the New 10% Notes will be issued under indentures (the "Indentures") to be entered into by the Company, the Guarantors (in the case of the New Senior Subordinated Notes) and HSBC Bank USA, as trustee (the "Trustee"). This opinion is being delivered at the request of the Company and the Guarantors in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

2.   We have examined and relied on copies of:

     (a) The Registration Statement on Form S-4 filed by the Company and the Guarantors (the "Registration Statement").

     (b)  The Indentures.

     (c) The certificate of incorporation, certificates of incorporation on change of name, and certificate of incorporation on re-registration as a public company of the Company.

     (d)  The memorandum and articles of association of the Company.

June 11, 2001
Page 2

     (e) A certificate of continuous incorporation in respect of the Company issued by the Registrar of Companies for England and Wales on June 4, 2001.

     (f) The certificates of incorporation and by-laws of each of the Guarantors.

     (g) A good standing certificate issued by the Secretary of State of the State of Delaware in respect of Danka Holding Company on June 7, 2001 and a good standing certificate issued by the Secretary of State of the State of Delaware in respect of Danka Office Imaging Company on June 7, 2001.

     (h) Such other documents, records and instruments as we have deemed necessary or appropriate for the purpose of this opinion.

     In addition, we have undertaken a search of public microfiches for the Company obtained from the Companies Registry for England and Wales on June 4, 2001 (the "Companies Registry Search") and an enquiry by telephone of the Central Index of Winding Up Petitions, London, UK on June 8, 2001 (the "Central Index Search").

3.   Our opinion is based on the following assumptions:

     (a) All signatures, stamps or seals, if any, on all documents supplied to us as originals or copies are genuine.

     (b) All documents supplied to us as originals are authentic and complete and that all documents supplied to us as copies conform to the original and are complete.

     (c)  All documents and information supplied to us are accurate.

     (d) The Companies Registry Search revealed all matters required by law to be notified to the Companies Registry and that the information revealed is complete and accurate and that further searches would not have revealed additional or different matters that could have affected this opinion.

     (e) The Central Index Search is complete and accurate and that further searches would not have revealed additional or different matters that could have affected this opinion.

     (f) There has been no alteration in the status or condition of the Company as revealed by the Companies Registry Search and the Central Index Search.

     (g) The Company has not passed a voluntary winding-up resolution, no petition has been presented or order made by a court for the winding-up, dissolution or administration of the Company and no receiver, administrative receiver, administrator or liquidator or similar officer has been appointed over the whole or any part of the undertaking or assets of the Company and that the Company is not the subject of any winding-up proceedings.

June 11, 2001
Page 3

4. Based on the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

     (a)  (i)   The Company is a public company limited by shares duly
                incorporated under the laws of England and Wales;

          (ii) the Companies Registry Search revealed no application for striking off nor any notification of dissolution, no order or resolution for the winding-up or administration of the Company and no notice of appointment in respect of the Company of a liquidator, receiver, administrative receiver or administrator; and

          (iii) the Central Index Search confirmed that no petition for the winding-up of the Company has been presented within the period of six months covered by the enquiry.

     (b) Based solely on our review of good standing certificates received from the relevant governmental authorities, Danka Holding Company was incorporated, and is validly existing and in good standing as a corporation, under the laws of the State of Delaware and Danka Office Imaging Company was incorporated, and is validly existing and in good standing as a corporation, under the laws of the State of Delaware.

     (c) Upon the issuance, execution and delivery of the New Senior Subordinated Notes by the Company in exchange for Old Notes on the terms of the Exchange Offer, and assuming the due authentication and delivery of the New Senior Subordinated Notes by the Trustee in accordance with the indenture for the New Senior Subordinated Notes, the New Senior Subordinated Notes will constitute the valid and legally binding obligations of the Company and will be enforceable against the Company in accordance with their terms, except as may be limited by (i) any applicable bankruptcy, insolvency, fraudulent conveyance or transfer, equitable subordination, reorganization, moratorium or similar law and judicial decisions affecting creditors' rights generally, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     (d) Upon the issuance, execution and delivery of the Guarantee by the Guarantors, and assuming the due authentication and delivery of the Guarantee by the Trustee in accordance with the indenture for the New Senior Subordinated Notes, the Guarantee will constitute the valid and legally binding obligations of each Guarantor and will be enforceable against each Guarantor in accordance with their terms, except as may be limited by (i) any applicable bankruptcy, insolvency, fraudulent conveyance or transfer, equitable subordination, reorganization, moratorium or similar law and judicial decisions affecting creditors' rights generally, and (ii) general principles

June 11, 2001
Page 4

          of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     (e) Upon the issuance, execution and delivery of the New 10% Notes by the Company in exchange for Old Notes on the terms of the Exchange Offer, and assuming the due authentication and delivery of the New 10% Notes by the Trustee in accordance with the indenture for the New 10% Notes, the New 10% Notes will constitute the valid and legally binding obligations of the Company and will be enforceable against the Company in accordance with their terms, except as may be limited by (i) any applicable bankruptcy, insolvency, fraudulent conveyance or transfer, equitable subordination, reorganization, moratorium or similar law and judicial decisions affecting creditors' rights generally, and (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

5.   Our opinion is subject to the following qualifications:

     (a) The Companies Registry Search is not conclusively capable of revealing whether or not:

          (i) A winding-up order has been made or a resolution passed for the winding-up of a company; or

          (ii)  An administration order has been made in respect of a company;
                or

          (iii) A receiver, administrative receiver, administrator or liquidator has been appointed in respect of a company,

          as notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public microfiche of the relevant company immediately. In addition, the Companies Registry Search is not capable of revealing, prior to the making of the relevant order, whether or not a winding-up petition or a petition for an administration order has been presented.

     (b) The Central Index Search relates only to a compulsory winding-up and is not conclusively capable of revealing whether or not a winding-up petition has been presented, because details of the petition may not have been entered on the records of the Central Index of Winding Up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Index and entered on such records at all, and the response to an enquiry only relates to the period of six months prior to the date on which the enquiry was made.

June 11, 2001
Page 5

     (c) Prior to the issue of the New Senior Subordinated Notes and the New 10% Notes, the Company will take all necessary corporate action to authorise the issue of the New Senior Subordinated Notes and the New 10% Notes, and prior to the issue of the Guarantee, the Guarantors will take all necessary corporate action to authorise the issue of the Guarantee.

6. This opinion is limited to the laws of England and Wales, the laws of the State of New York, the Federal laws of the United States of America and the Delaware General Corporation Law. We have made no investigation of the laws in any jurisdiction other than England and Wales, the State of New York, the Federal laws of the United States of America and the Delaware General Corporation Law and neither express nor imply any opinion as to any other laws. We have assumed that none of the opinions expressed herein would be affected by the laws (including public policy) of any jurisdiction outside England and Wales, the State of New York and the Federal jurisdiction of the United States of America, other than the Delaware General Corporation Law.

7. This opinion is expressed as of the date hereof and we assume no responsibility to update this opinion.

8. This opinion is strictly limited to matters dealt with herein and does not extend to, and is not to be read as extending by implication to, any other matters.

9. We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to use of our name under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                                            Very truly yours,

                                                            /s/ Altheimer & Gray

                                                            Altheimer & Gray